Exhibit 99















YORKSHIRE ELECTRICITY GROUP PLC




Report and Financial Statements

31 March 1996


















Deloitte & Touche
Chartered Accountants
10-12 East Parade
Leeds LS1 2AJ
United Kingdom

                                  YORKSHIRE ELECTRICITY GROUP PLC



TABLE OF CONTENTS

                                                             Page

Statements of Directors' responsibilities                       3

Auditors' report                                                4

Consolidated profit and loss account                            5

Consolidated balance sheet                                      6

Consolidated cash flow statement                                7

Statement of total recognised gains and losses                  8

Notes to the accounts                                           9

                                  YORKSHIRE ELECTRICITY GROUP PLC





STATEMENT OF DIRECTORS' RESPONSIBILITIES

The following statement, which should be read in conjunction with the auditors' statement of respective responsibilities of Directors and auditors, is made with a view to distinguishing for shareholders the respective responsibilities of the Directors and of the auditors in relation to the financial statements.

The Directors are required by the Companies Act 1985 to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group as at the end of the financial year and of the profit or loss for the financial year.

The Directors consider that, in preparing the financial statements on page 6 to 45 on a going concern basis, the Company has used appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all accounting standards which they consider to be applicable have been followed.

The Directors have responsibility for ensuring that the Company keeps accounting records which disclose with reasonable accuracy the financial position of the Company and which enable them to ensure that the financial statements comply with the Companies Act 1985.

The Directors have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group and to prevent and detect fraud and other irregularities.

AUDITORS' REPORT
TO THE DIRECTORS OF YORKSHIRE ELECTRICITY GROUP PLC

We have audited the accompanying consolidated balance sheets of Yorkshire Electricity Group plc and subsidiaries as at 31 March 1996 and 1995 and the related consolidated profit and loss accounts, statements of total recognised gains and losses and group cash flow statements for the years ended 31 March 1996, 1995 and 1994, all expressed in pounds sterling, which have been prepared under the historical cost convention, as modified by the revaluation of certain fixed assets, and the accounting policies set out in the notes to the financial statements.

Respective responsibilities of Directors and auditors

As described on page 3, these financial statements are the responsibility of the Company's Directors. It is our responsibility to form an independent opinion, based on our audits, on these financial statements and to report our opinion to you.

Basis of opinion

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by fraud or other irregularity or error. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors, and of whether the accounting policies are appropriate to the circumstances of the Company and the Group, consistently applied and adequately disclosed, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We planned and performed our audits so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Yorkshire Electricity Group plc and subsidiaries as at 31 March 1996 and 1995 and the results of their operations and their cash flows for the three years ended 31 March 1996 in conformity with generally accepted accounting principles in the United Kingdom (which differ in certain material respects from accounting principles generally accepted in the United States of America - see note 26).



Deloitte & Touche
Chartered Accountants
10-12 East Parade
Leeds LS1 2AJ

9 June 1997

                                           YORKSHIRE ELECTRICITY GROUP PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT
Year ended 31 March

                                                                  1996                1995      1994
                                                                   NGG
                                                     Pre   Exceptional
                                             Exceptional         Items
                                      Note         Items       (Note 4)     Total     Total     Total
                                                      Lm            Lm         Lm        Lm        Lm
TURNOVER                                 2       1,426.0         (93.7)   1,332.3   1,459.3   1,307.9
Cost of sales                                      969.1          (8.5)     960.6     991.7     880.4

Gross profit                                       456.9         (85.2)     371.7     467.6     427.5

Distribution costs                                 157.3            -       157.3     154.5     140.5
Administrative expenses                             88.6          13.0      101.6     108.2     136.1
Other operating income                   3(b)       (5.4)           -        (5.4)    (22.8)     (8.4)

OPERATING PROFIT/(LOSS)                2&3         216.4         (98.2)     118.2     227.7     159.3

Share of (losses)/profits of
  associated undertakings:
Continuing                                          (3.5)           -        (3.5)      0.3      (2.2)
Discontinued                                          -             -          -      (17.8)    (20.3)
                                                    (3.5)           -        (3.5)    (17.5)    (22.5)
Income from investment in NGG                        8.9         118.3      127.2      18.6      17.4
Loss on disposal of subsidiary
  undertakings                                      (2.5)           -        (2.5)       -         -

PROFIT ON ORDINARY ACTIVITIES
  BEFORE INTEREST                                  219.3          20.1      239.4     228.8     154.2
Net interest payable                     5         (20.1)           -       (20.1)    (11.8)     (5.2)

PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAXATION                                  199.2          20.1      219.3     217.0     149.0
Taxation                                 7          52.1          37.5       89.6      55.3      41.1

PROFIT/(LOSS) ON ORDINARY
  ACTIVITIES AFTER TAXATION                        147.1         (17.4)     129.7     161.7     107.9
Equity minority interests                            1.2            -         1.2       0.8       1.0

PROFIT/(LOSS) FOR THE FINANCIAL
  YEAR                                             145.9         (17.4)     128.5     160.9     106.9
NGG distribution on equity shares        8            -          289.1      289.1        -         -
Special dividend on equity shares        8         184.9            -       184.9     188.0        -
Ordinary dividends on equity shares      8          61.6            -        61.6      56.0      48.7

RETAINED (DEFICIT)/PROFIT FOR
  THE FINANCIAL YEAR                    20        (100.6)       (306.5)    (407.1)    (83.1)     58.2

Earnings per ordinary share              9         81.7p                    71.9p     79.1p     51.5p

Turnover and operating profit for 1996, 1995 and 1994 are in respect of continuing operations.
/TABLE

                                           YORKSHIRE ELECTRICITY GROUP PLC

CONSOLIDATED BALANCE SHEET
As at 31 March
                                       Note           1996           1995
                                                        Lm             Lm
FIXED ASSETS
Tangible assets                          10          772.0          759.1
Investments                              11          104.3          132.9
                                                     876.3          892.0

CURRENT ASSETS
Stocks                                   12            4.3            5.3
Debtors                                  13          252.4          299.5
Investments                              14          287.4          178.0
Cash at bank and in hand                               1.1            7.5
                                                     545.2          490.3
CREDITORS: amounts falling due
  within one year                     15&16         (429.4)        (402.7)

NET CURRENT ASSETS                                   115.8           87.6

TOTAL ASSETS LESS CURRENT LIABILITIES                992.1          979.6

CREDITORS: amounts falling due
  after more than one year            15&16         (423.7)        (304.5)
Provisions for liabilities
  and charges                         17&18          (47.3)         (47.4)

NET ASSETS                                2          521.1          627.7

CAPITAL AND RESERVES
Called up share capital                  19          108.1          104.5
Share premium account                    20           10.5            3.4
Investment property revaluation reserve  20            1.7           10.9
Revaluation reserve                      20           23.1           71.7
Capital redemption reserve               20            0.1            0.0
Profit and loss account                  20          377.5          435.4

EQUITY SHAREHOLDERS' FUNDS                           521.0          625.9
Equity minority interests                              0.1            1.8

                                                     521.1          627.7

                                           YORKSHIRE ELECTRICITY GROUP PLC
CONSOLIDATED CASH FLOW STATEMENT
Year ended 31 March
                                          Note        1996    1995    1994
                                                        Lm      Lm      Lm
Net cash inflow from
  operating activities                      21(a)    225.8   214.4   278.2

Returns on investments and
  servicing of finance
Interest received                                     25.1    13.5    12.5
Interest paid                                        (45.9)  (18.6)  (24.5)
Dividends received                                   114.9    14.4    12.2
Dividends paid                                      (242.5) (239.0)  (44.2)

Net cash outflow from returns on
 investment and servicing of finance                (148.4) (229.7)  (44.0)

Taxation
Corporation tax (including ACT)                      (97.6)  (23.4)  (40.2)
Tax paid                                             (97.6)  (23.4)  (40.2)

Investing activities
Payments to acquire tangible fixed assets           (101.1)  (88.5) (146.2)
Receipts from sale of tangible fixed assets           33.4     2.6     8.8
Purchase of associated undertakings                     -    (11.4)  (20.6)
Purchase of other investments                        (25.0)  (30.3)   (0.8)
Receipts from sale of
  subsidiary undertakings                   21(e)     32.5      -       -
Loans to associated undertakings            11(c)      2.0   (23.7)  (10.3)
Receipts from sale of PSB                             52.6      -       -
Money market investments with a maturity
  greater than 3 months                               (3.5)   49.7   (31.8)

Net cash outflow from investing activities            (9.1) (101.6) (200.9)
Net cash outflow before financing                    (29.3) (140.3)   (6.9)
Financing
Issue of share capital                                10.9     2.9     1.3
Repurchase of own shares                              (0.4)   (0.4)     -
New borrowings                                       163.7   196.4    90.9
Repayment of borrowings                              (47.1)  (16.5)  (65.9)
Issue/(repayment) of commercial paper                 41.3    (8.8)   (7.3)
Repayment of government debenture                       -       -   (126.0)
Repayment of bills of exchange                          -       -     (5.0)

Net cash inflow/(outflow) from financing    21(d)    168.4   173.6  (112.0)
Increase/(decrease) in
  cash and cash equivalents             21(b)&(c)    139.1    33.3  (118.9)
/TABLE

                                           YORKSHIRE ELECTRICITY GROUP PLC

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
Year ended 31 March
                                                      1996    1995    1994
                                                        Lm      Lm      Lm
Profit for the financial year                        128.5   160.9   106.9
Unrealised (deficit)/surplus on revaluation
  of investment properties                            (6.6)    8.1     2.8
Gain on deemed disposal of part holding in
  associated undertaking                               4.8      -       -
Surplus on revaluation of investment in NGG          233.2      -       -
Surplus on revaluation of investment in PSB           56.1      -       -

Total recognised gains and losses for the year       416.0   169.0   109.7



NOTES OF HISTORICAL COST PROFIT
Year ended 31 March


                                                      1996    1995    1994
                                                        Lm      Lm      Lm

Reported profit on ordinary activities
  before taxation                                    219.3   217.0   149.0
Investment property disposal                           2.6      -       -
Adjustment of administrative expenses to cost          6.9      -       -
Realisation of investment in PSB                      56.1      -       -

Historical cost profit on ordinary activities
  before taxation                                    284.9   217.0   149.0
Taxation                                             (89.6)  (55.3)  (41.1)
Equity minority interests                             (1.2)   (0.8)   (1.0)
Dividends on equity shares                          (535.6) (244.0)  (48.7)
Adjustment to restate NGG distribution to cost       274.9      -       -

Historical cost (deficit)/profit for the year        (66.6)  (83.1)   58.2

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

1.   ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with applicable accounting standards generally accepted in the United Kingdom (which differ in certain material respects from accounting principles generally accepted in the United States of America - see note 26). The particular accounting policies adopted are described below.

     Basis of preparation

     The financial statements have been prepared under the historical cost convention (as modified by the revaluation of certain fixed asset investments and investment properties). Compliance with Statement of Standard Accounting Practice
     (SSAP) No. 19 'Accounting for investment properties' requires departure from the requirements of the Companies Act 1985 relating to depreciation and an explanation of the departure is given in note 1(v).

     Basis of consolidation

     The Group financial statements consolidate the financial statements of the Company and all its subsidiary undertakings. The results of subsidiaries acquired during the year are included from the date of acquisition.

     The accounts of subsidiary and associated undertakings are co-terminous with those of Yorkshire Electricity Group plc apart from those of certain subsidiaries and associated undertakings which have accounting reference dates between 30 April and 31 December for commercial reasons. Management accounts made up to 31 March 1996 are used for consolidation of such subsidiary and associated undertakings.

     Associated undertakings

     Investments, excluding those classified as subsidiaries, are regarded as associated undertakings where the Group has a long term interest in more than 20% of the equity and is in a position to exercise a significant influence over their affairs on a continuing basis. These are stated in the consolidated balance sheet at the Group's share of net assets after adjustment for goodwill or discount on acquisition. The consolidated profit and loss account includes the Group's share of the pre-tax profits and attributable taxation of the associated undertakings.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

     Turnover

     Turnover represents the value of electricity and gas consumption during the year, which includes an estimate of the sales value of units supplied to customers between the date of the last meter reading and the year end and the invoice value of other goods and services provided, exclusive of value added tax.

     Under/over recovery of regulated income

     Where there is an over recovery of supply or distribution business revenues against the regulated maximum allowable amount, such over recoveries are deferred. The deferred amount is deducted from turnover and included in creditors. Where there is an under recovery, no anticipation of any potential future recovery is made.

     Tangible fixed assets and depreciation

      (i) Tangible fixed assets

          Tangible fixed assets, other than investment properties are stated at cost less accumulated depreciation.
          Interest is capitalised for defined project finance.

     (ii) Depreciation

          The charge for depreciation is calculated to write off assets over their estimated useful lives commencing in the year following acquisition or completion. The lives of each major class of depreciable asset are as follows:

          Distribution assets                40 years
          Depreciation is charged at 3%
            for 20 years followed by 2%
            for the remaining 20 years
          Generation assets                  20 years
          Non-operational assets
            Buildings - freehold             Up to 60 years
                      - leasehold            Lower of lease
                                             period or remaining
                                             economic life up to
                                             60 years
          Fixtures and equipment             Up to 10 years
          Vehicles and mobile plant          Up to 10 years
          Freehold land is not depreciated

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

     (iii)Capital contributions

          Capital contributions on distribution assets are credited to the profit and loss account over a 40 year period at a rate of 3% for the first 20 years followed by 2% for the remaining 20 years.

     (iv) Property clawback

          Arrangements have been put in place to entitle HM Government to a proportion of any property gain (above certain thresholds) accruing as a result of disposals, or events treated as disposals for clawback purposes, occurring after 31 March 1990 in relation to land in which the Company had an interest at that date (and, in certain circumstances, land in which the Company acquires an interest thereafter from other members of the electricity industry) and any buildings on that land. These arrangements will last until 31 March 2000.

          A provision for clawback in respect of property disposals is made only to the extent that it is probable that a liability will crystallise. Such a liability will crystallize when an actual or demmed disposal occurs.

     (v)  Investment properties

          In accordance with SSAP 19 investment properties are revalued annually and the aggregate surplus or deficit is transferred to a revaluation reserve with the exception of any permanent diminution below historic cost which is taken to the profit and loss account. No depreciation is provided in respect of investment properties.

          The Companies Act 1985 requires all properties to be depreciated. However, this requirement conflicts with the generally accepted accounting principle set up in SSAP 19. The Directors consider that, because these properties are not held for consumption, but for their investment potential, to depreciate them would not give a true and fair view, and that is necessary to adopt SSAP 19 in order to give a true and fair view.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

          If this departure from the Act had not been made, the profit for the financial year would have been reduced by depreciation. However, the amount of depreciation cannot reasonably be quantified because depreciation is only one of many factors reflected in the annual valuation and the amount which might otherwise have been shown cannot be separately identified or quantified.

          Investments

          Fixed asset investments are stated at cost or valuation. Current asset investments are stated at the lower of cost and net realisable value. Investment income is included in the accounts of the year for which it is receivable.

          Stocks

          Stocks are valued at the lower of cost and net realisable value. The valuation of work in progress is based on the cost of labour plus appropriate overheads and the cost of materials.

          Research and development

          Research and general development expenditure is written off in the year in which it is incurred.

          Expenditure on the development of specific projects is carried forward when its recoverability can be foreseen with reasonable assurance and is amortised in line with the future life of the project.

          Deferred taxation

          Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision for deferred taxation, using the liability method, is made to the extent that it is probable that the liability or asset will crystallise in the foreseeable future.

          Leases

          (i) As LESSEE rental costs under operating leases are charged to the profit and loss account in equal annual amounts over the periods of the leases.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

          (ii) As LESSOR the Group's net investment in finance leases is stated at the total value of rentals receivable less finance charges allocated to future periods.

          Total gross earnings from finance leases are allocated so as to give a constant periodic rate of return on the net cash investment.

          Pension costs

          The pension costs incurred in respect of the Electricity Supply Pension Scheme are charged to the profit and loss account so as to spread the cost over the employees' estimated remaining working lives with the Group. Contributions to the Yorkshire Electricity Pension Plan, a defined contributions scheme, are charged to the profit and loss account as incurred.

          Goodwill

          Goodwill arising on consolidation, representing the excess of the purchase consideration of the businesses over the fair value of the net assets acquired, is set off against reserves in the year of acquisition.

          Capital instruments

          Capital instruments are initially carried at the amount of the net proceeds. The finance costs and issue expenses are allocated to the profit and loss account over the life of the debt at a constant rate on the carrying amount.

          Reporting the substance of transactions

          In accordance with Financial Reporting Standard (FRS) No. 5, transactions entered into by the Group are recorded in the financial statements taking into account their full commercial substance.

          Currency

          References to L, m and p designate United Kingdom pounds sterling, millions and United Kingdom pence, respectively.

                                                           YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

2.   TURNOVER, OPERATING PROFIT AND NET ASSETS

     Turnover for 1995/96 is all in respect of sales from continuing businesses to United
     Kingdom customers.  Turnover, operating profit and net assets are attributable to the following activities:
                                        Turnover            Operating profit            Net assets
                                                                                 31 March 31 March 31 March
                              1996     1995     1994     1996     1995     1994     1996     1995     1994
                                Lm       Lm       Lm       Lm       Lm       Lm       Lm       Lm       Lm
Distribution                  334.4    362.3    347.8    164.7    173.3    134.9    520.5    494.6    452.7
Electricity supply          1,308.7  1,343.2  1,220.0     30.5     21.9     14.0     36.9     54.2     (4.0)
Other (including effects of
  NGG customer discounts)      63.8    156.8    162.4    (77.0)    32.5     10.4    105.5    114.5    141.4
Less:
Inter-activity sales*        (374.6)  (403.0)  (422.3)      -        -        -        -        -        -
Non-allocated net assets         -        -        -        -        -        -    (141.8)   (35.6)   107.5

                            1,332.3  1,459.3  1,307.9    118.2    227.7    159.3    521.1    627.7    697.6

*Inter-activity sales relate mainly to sales by the Distribution business for use of system to the Supply business and also include transfer pricing sales made between the different businesses.

Turnover in respect of the Supply and Distribution businesses excludes revenues in excess of the regulated maximum allowed amount.
/TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

3.   OPERATING PROFIT
                                                           1996   1995   1994
                                                             Lm     Lm     Lm

     (a) Operating profit is stated after charging/(crediting):
          Employment costs (note 6(a))                   72.9   93.3   99.1
          Depreciation                                   40.9   39.5   32.9
          Profit on sale of tangible assets              (2.4)  (1.8)  (0.3)
          Other operating lease rentals                   5.4    7.6    8.2
          Rationalisation costs                            -     8.7   43.5
          Research and development                        1.1    4.2    4.7
          Investment property write downs                  -     3.5     -
          Auditors' remuneration
            Audit fees                                    0.1    0.1    0.1
            Other fees                                    0.4    0.2    0.1

     (b) Other operating income consists of:

          Compensation payment from
            Stockholm Stadshus AB                          -    17.1     -
          Investment property rental                      5.3    5.5    2.7
          Ancillary services                              0.1    0.2     -
          Participation premium                            -      -     5.7

                                                            5.4   22.8    8.4

4.   NATIONAL GRID GROUP PLC

     At 1 April 1995 the Group held 9.2% of the issued share capital of National Grid Group plc ("NGG"), formerly National Grid Holding plc, which was held in the balance sheet at L71.7m. During the year the majority of the investment was realised and distributed to shareholders, in addition domestic customers received a discount. The transactions which comprise the NGG distribution were:

     (a)  In December 1995 special dividends of L118.3m (gross)
          were paid by NGG to the Group.     L15.8m of which was
          re-subscribed for additional shares.

     (b) In December 1995 NGG became a company listed on the London Stock Exchange. The Group revalued its investment to market value of L320.7m.

     (c) During December 1995 the Group made a distribution in specie to its shareholders of approximately 90% of its interest in NGG's issued ordinary share capital, with a market value of L289.1m.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

4.   NATIONAL GRID GROUP PLC (continued)

     (d) Following the Listing of NGG, domestic customers received a discount of approximately L50 (plus VAT) during the early part of 1996. This resulted in a reduction in gross profit of L85.2m.

     (e) On 17 November 1995 a specie dividend of NGG's holding in PSB Holdings Limited ("PSB") was made. Following this the Group's investment in PSB was recognised at its estimated market value of L56.1m. Subsequently, on 21 December 1995 this investment was realised.

     (f) In order that holders of options in Yorkshire Electricity shares were not disadvantaged by the above arrangements, the Directors established a new employee share trust.
          The trustee has purchased NGG shares from the Company. Upon the exercise of options (granted prior to 8 December
          1995) under the Savings-Related Share Option Scheme and Executive Share Option Scheme, the trustee transfers to the relevant option holder such number of NGG shares (or if required by the option holder Yorkshire Electricity shares of equivalent value) as the option holder would have been entitled to receive had the shares under option been issued and allotted on the date of the distribution. This compensation along with other costs related to the distribution, resulted in a charge to the profit and loss account for the year of L13.0m. The number of shares held by the trust at 31 March 1996 was 642,819 NGG ordinary 10p shares, with a market value of L1,234,212 and 811 Yorkshire Electricity Group plc ordinary 68 2/11p shares with a market value of L6,593.

     The charge to the profit and loss account in respect of taxation on the above transactions is L37.5m. This comprises a corporation tax charge arising from the distribution of L49.4m, tax on NGG dividends of L20.6m, offset by corporation tax reductions relating to the customer discount and other expenses of L32.5m.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

5.   NET INTEREST PAYABLE
                                                           1996   1995   1994
                                                             Lm     Lm     Lm
     Interest payable:

     On bank loans, overdrafts and other loans (wholly
       repayable within five years)                      (36.4) (13.6) (14.7)
     On other loans                                       (9.3)  (9.7)  (9.2)
     Less amounts capitalised                               -      -     5.9

                                                          (45.7) (23.3) (18.0)
     Interest receivable                                  25.6   11.5   12.8

                                                         (20.1) (11.8)  (5.2)
/TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES
                                                           1996   1995   1994
                                                             Lm     Lm     Lm

     (a) Employment costs
         The aggregate remuneration of all employees,
          including the Directors of the Company,
          comprised:
         Wages and salaries                               87.7   95.7  104.3
         Social security costs                             9.1    7.9    8.7
         Other pension costs                               6.7   11.2   14.9

                                                         103.5  114.8  127.9
         Less: Charged as capital expenditure            (30.6) (21.5) (28.8)

         Charged to the profit and loss account           72.9   93.3   99.1

     (b) Number of employees

         (i) The average number of employees (headcount), including Directors, during the year was:

                                                           1996   1995   1994
                                                            No.    No.    No.

             Distribution and Electricity Supply         3,482  3,625  3,978
             Other                                         812  1,299  1,786

                                                         4,294  4,924  5,764

        (ii) The full time equivalent number of
             employees, including Directors, as
            at 31 March was:

            Distribution and Electricity Supply         3,262  3,403  3,680
            Other                                         645  1,164  1,463

                                                          3,907  4,567  5,143
     (c) Directors

         The following table shows the aggregate of Directors' emoluments and other payments

                                                          1996    1995   1994
                                                         L'000   L'000  L'000

         Fees                                           170.5   147.2  127.0
         Fixed remuneration                             597.5   535.0  557.1
         Performance-related incentives                 155.4   214.0  127.5
         Taxable benefits/expenses                      122.1    83.2   45.6
         Pension contributions                           65.8    91.0   80.4

                                                      1,111.3 1,070.4  937.6
/TABLE

                                                           YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     The following table shows emoluments, including bonuses, of individual Directors for the year ended 31 March.
                                                            1996                                           1995     1994
                                                    Performance
                                                    incentives
                            Fees/fixed               Share         Taxable         Pension
                           remuneration   Bonus    incentive* benefits/expenses  contributions   Total    Total    Total
                              L'000      L'000       L'000         L'000           L'000        L'000    L'000    L'000
     Chairman
     C Hampson                100.0         -           -           32.5              -         132.5     70.9       -
     JS Tysoe                    -          -           -             -               -            -      34.7    124.7

     Executive Directors
     JM Chatwin               207.5       12.5        41.5          24.7            22.8        309.0    316.9    262.9
     AWJ Coleman              140.0        8.4        28.0          22.2            15.4        214.0    211.4    174.7
     GJ Hall                  125.0        7.5        25.0          21.9            13.8        193.2    187.9    154.2
     PB Morgan                125.0        7.5        25.0          20.8            13.8        192.1    185.8    149.1

     Non-Executive Directors
     Lady Eccles               21.0         -           -             -               -          21.0     18.9     18.0
     JN Hardman                21.0         -           -             -               -          21.0     18.8     18.0
     JA Rigg                    7.1         -           -             -               -           7.1     18.9     18.0
     Sir Philip Beck           17.9         -           -             -               -          17.9      6.2       -
     JVH Robins                 3.5         -           -             -               -           3.5       -        -
     DB Clark                    -          -           -             -               -            -        -      18.0

                              768.0       35.9       119.5         122.1            65.8      1,111.3  1,070.4    937.6

*Share Incentive - this figure represents the amount payable to the Trustee of the Share Incentive Scheme (described below)
in respect of the year and is based on a multiplier of 1.0, whereas accrued rights in accordance with the Scheme relate in each case to only 50% of the shares acquired by the Trustee.
/TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Mr JM Chatwin was the highest paid Director for both years.

     Sir Philip Beck and Mr JVH Robins were appointed as Non-Executive Directors of the Company on 25 May 1995 and on 25 January 1996 respectively. Mr JA Rigg retired on 1 August 1995, Mr JS Tysoe was Chairman until 30 September 1994. Mr C Hampson was appointed Chairman from 1 October 1994.

     The Directors' remuneration (including taxable benefits but excluding employer's pension contributions) was in the ranges:

                                                           1996   1995   1994
                                                            No.    No.    No.
     L  0,001 - L  5,000                                     1      -      -
     L  5,001 - L 10,000                                     1      1      -
     L 15,001 - L 20,000                                     1      3      4
     L 20,001 - L 25,000                                     2      -      -
     L 30,001 - L 35,000                                     -      1      -
     L 70,001 - L 75,000                                     -      1      -
     L120,001 - L125,000                                     -      -      1
     L130,001 - L135,000                                     1      -      1
     L135,001 - L140,000                                     -      -      1
     L155,001 - L160,000                                     -      -      1
     L165,001 - L170,000                                     -      2      -
     L175,001 - L180,000                                     2      -      -
     L190,001 - L195,000                                     -      1      -
     L195,001 - L200,000                                     1      -      -
     L230,001 - L235,000                                     -      -      1
     L280,001 - L285,000                                     -      1      -
      L285,001 - L290,000                                     1      -      -

                                                             10     10      9

                                  YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     The beneficial interests of each Director in the ordinary shares of the Company according to the register kept by the Company under Section 325 of the Companies Act 1985 are set out in the tables below.

                                31 March 1996               1 April 1995
                           or date of retirement       or date of appointment
                                Sharesave     Under        Sharesave     Under
                          Issued   Scheme    option   Issued  Scheme    option
     C Hampson            3,000        -         -    1,000       -         -
     JM Chatwin          28,958      629   111,482   34,496   5,100   111,482
     AWJ Coleman         12,690      629    61,718   24,092   5,100    61,718
     GJ Hall             27,972      629    54,928   32,447   5,100    54,928
     PB Morgan           37,947      629    51,289   10,926   5,100    98,158
     Lady Eccles          2,933        -         -    3,520       -         -
     JN Hardman           1,867        -         -      242       -         -
     Sir Philip Beck      2,573        -         -       88       -         -
     JVH Robins           1,000        -         -        -       -         -
     JA Rigg                880        -         -      880       -         -

     Except as indicated below, there have been no changes in the interests of the Directors in the ordinary shares of the Company between the year end and 4 June 1996:

                                                         Sharesave       Under
                                                Issued     Scheme      option
     JM Chatwin                                 29,376        629     111,482
     PB Morgan                                  38,338        629      51,289

     The number of ordinary shares held in trust under the Share
     Incentive Scheme and the movements in the year were:

                                                         Adjustment
                                           Dividends         due to
                              Investment    received  consolidation                   At
                  At 1 April  in respect         and       of share   Paid to   31 March
                        1995  of 1994/95  reinvested        capital Directors       1996
     JM Chatwin          -       6,151       2,506        (1,278)         -      7,379
     AWJ Coleman         -       4,046       1,643          (840)         -      4,849
     GJ Hall             -       3,561       1,443          (739)         -      4,265
     PB Morgan           -       3,561       1,443          (739)         -      4,265

     Accrued rights in accordance with the Scheme relate in each case to only 50% of the number of shares shown above.

                                                                     YORKSHIRE ELECTRICITY GROUP PLC
NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)
     Share options including share options granted to or exercised in 1995/96 by the Directors were as follows:
                                 Number of share options                            Market      Date from
                    At 1 April       during the year     At 31 March  Exercise  price at date     which
                          1995     Granted   Exercised       1996        Price   of exercise   exercisable   Expiry date
     JM Chatwin        88,930           -           -      88,930#     478.0p        -           21/12/95      21/12/02
                       22,552           -           -      22,552#     782.0p        -           23/01/98      23/01/05
                        5,100*          -       5,100+          -      175.0p     793.5p         01/03/96      31/08/96
                             -         629*          -         629*     548.0p        -           22/03/01      21/09/01

     AWJ Coleman       56,465           -           -      56,465#     478.0p        -           21/12/95      21/12/02
                        5,253           -           -       5,253#     782.0p        -           23/01/98      23/01/05
                        5,100*          -       5,100+          -      175.0p     793.5p         01/03/96      31/08/96
                            -         629*          -         629*     548.0p        -           22/03/01      21/09/01

     GJ Hall           48,759           -           -      48,759#     478.0p        -           21/12/95      21/12/02
                        6,169           -           -       6,169#     782.0p        -           23/01/98      23/01/05
                        5,100*          -       5,100+          -      175.0p     793.5p         01/03/96      31/08/96
                             -         629*          -         629*     548.0p        -           22/03/01      21/09/01

     PB Morgan         16,771           -      16,771           -      287.0p     828.0p         23/01/94      23/01/01
                       30,098           -      30,098           -      371.0p     828.0p         28/01/95      28/01/02
                       42,394           -           -      42,394#     478.0p        -           21/12/95      21/12/02
                        8,895           -           -       8,895#     782.0p        -           23/01/98      23/01/05
                        5,100*          -       5,100+          -      175.0p     793.5p         01/03/96      31/08/96
                            -         629*          -         629*     548.0p        -           22/03/01      21/09/01
     * Grant of options under the Savings-Related Share Options Scheme.
     + Upon exercise of the Yorkshire Electricity options, the option holder also received 3,858 NGG shares (or Yorkshire
     Electricity shares of equivalent value), as described in note 4 (page 13).  At the date of exercise NGG shares had a market value of 195.5p.  The total value of the NGG shares has been included in taxable benefits/expenses above.
     # Upon exercise of these options, the option holder will receive 0.7566 NGG shares for every Yorkshire Electricity share option exercised (or Yorkshire Electricity shares of equivalent value).  The market value of NGG shares at 29
     March 1996 was 194.8p per share.
     The opening price of Yorkshire Electricity's ordinary shares on 3 April 1995 was 606.0p per share and the closing price on 29 March 1996 was 813.0p per share.  The lowest and highest market prices per Yorkshire Electricity share during the year were 604.0p and 954.0p respectively.
     /TABLE

                                    YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Further details of Employee Share Schemes generally are set out in note 19.

     Bonus Scheme and Share Incentive Scheme

     During 1994/95 Yorkshire Electricity introduced new bonus and share incentive schemes for Executive Directors. These schemes were designed to reflect real growth in earnings per share (eps) and, in the case of the share incentive scheme, longer-term overall shareholder value. The schemes were scheduled to operate from 1994 to 1998 and are subject to the overall discretion of the Remuneration Committee, (inter alia) to amend the schemes to take account of any changes in circumstances following adoption.

     The bonus scheme operates on an annual basis to reflect real growth in eps over the previous year based on the audited accounts of the Company. No bonus is to be paid unless eps shows real growth over the previous year and payment can range from 0 to 20 per cent of base salary. Bonus payments do not form part of pensionable earnings.

     The Executive Long Term Share Incentive Scheme (the "Share Incentive Scheme") was designed to operate so that amounts calculated by reference to a formula based on real growth in eps but not exceeding 20 per cent of base salary could be transferred to independent trustees to be utilised in the purchase of shares in the market. The formula recognised that performance in any one year may not necessarily reflect the longer-term achievements and therefore incorporated provisions designed to balance the eps over a four-year period. It was intended that, at the conclusion of the four-year period, a multiplier would be applied to the total number of shares accumulated. It was intended that the multiplier would be determined on the basis of a further formula to establish the position of Yorkshire Electricity in a league table of Regional Electricity Companies, such league table reflecting overall shareholder value through growth in market value over the period plus dividends. The multiplier used would vary from 0.5 to 2.0 and it was intended that any shares resulting from the scheme would only be transferred to the Executive Directors after the accounts for 1997/98 had been audited.

                                    YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Details of the bonus scheme to operate from 1996/97 are set out in the Report of the Remuneration Committee. It is proposed that the share incentive scheme should be revised in accordance with the principles set out in the Report of the Remuneration Committee. Any accrued rights under the scheme would therefore be transferred at the end of the year three and would (if applicable) be incorporated into the number of shares to be transferred pursuant to the revised arrangements.

     The costs of the schemes are charged against profit. The treatment of the share incentive scheme is complicated by the output relative performance criteria and each year the Directors will, on the basis of information available, make the appropriate provision in the accounts. For the years 1994/95 and 1995/96 provisions are made on the basis of the existing scheme and, subject to shareholders' approval of the revised scheme, any adjustments to the provisions required in relation to the revised scheme for such years will be made in 1996/97. For the second year of the scheme the provision has been based on a multiplier of 1.0.

                                    YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

7.   TAX ON PROFIT ON ORDINARY ACTIVITIES
                                                         1996    1995    1994
                                                           Lm      Lm      Lm
     Taxation on profit for the year:

     UK corporation tax at 33% (1994 and 1995 - 33%)    53.5    57.4    39.0
     Tax on franked investment income                    1.8     3.7     3.6
     Associated undertakings                             0.2     0.9    (1.1)

                                                         55.5    62.0    41.5
     Adjustment in respect of earlier years:

     Parent and subsidiary undertakings                 (4.5)   (6.7)   (0.4)
     Associated undertakings                             1.1      -       -

                                                         52.1    55.3    41.1

     Tax on NGG transactions                            37.5      -       -

                                                        89.6    55.3    41.1

     The tax charge for the year has increased as it includes corporation tax of L49.4m (1995 and 1994 - nil) attributable to the taxable gain arising from the distribution of NGG shares. This charge has been included within the Group profit and loss account for the year so that the full costs of the distribution are reflected therein.

     The tax charge has reduced by L12.3m (1995 - L15.3m; 1994 - L23.8m) as a result of accelerated capital allowances and increased by L6.9m (1995 - L5.8m; 1994 - L20.0m) as a result of provisions disallowed for corporation tax purposes. No deferred tax has been provided in respect of these items.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

8.   DIVIDENDS
                                                           1996   1995   1994
                                                            Lm     Lm     Lm
     NGG distribution                                    289.1      -      -

     Special dividend of 100.00p per 56 9/11p ordinary
       share (1995 90.00p per 50p ordinary share;
       1994 - nil)                                       184.9   188.0     -

     Interim dividend of 11.88p per consolidated ordinary
       share (1995 9.00p; 10.80p on an equivalent basis;
       1994 6.90p; 9.41p on an equivalent basis)          18.3    16.6   14.3

     Proposed final dividend of 27.30p per consolidated
       ordinary share payable on 1 October 1996
       (1995 21.42p; 25.70p on an equivalent basis;
       1994 16.58p; 22.61p on an equivalent basis)        43.3    39.4   34.4

                                                         535.6   244.0   48.7

     In January 1996 the share capital was consolidated on the basis of 5 new 68 2/11p ordinary shares for every six existing 56 9/11p ordinary shares.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

9.   EARNINGS PER ORDINARY SHARE

     During the year the Company paid a special dividend of L184.9m and at the same time carried out a consolidation of its share capital. These transactions were designed and intended to achieve the same overall effect on the Company's capital structure as a general buy-back of shares but in a way in which all shareholders could participate. Accordingly, the Directors consider it appropriate to present the Company's earnings per share on the basis that in substance a share buy-back has occurred. The weighted average number of shares in issue during the period has been calculated on this basis.

     Earnings per share are based on the earnings in the year of L128.5m (1995 - L160.9m; 1994 - L106.9m) and calculated on the weighted average number of 178,601,814 ordinary shares in issue (1995 - 203,383,198; 1994 - 207,450,851).

     The earnings per share would have been 83.4p (1995 - 105.2p;
     1994 - 70.3p) if it had been calculated on the basis that the share consolidation had occurred at the commencement of the period.

     Earnings per share, pre NGG exceptional items, is based on earnings of L145.9m and calculated on the weighted average number of 178,601,814 ordinary shares in issue. The earnings figure has been adjusted for the NGG exceptional items as shown in the profit and loss account.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

10.  TANGIBLE FIXED ASSETS
                                                                        Deduct:
                                                    Non Op              Capital
                    Investment             Distri-  Land and            Contri-
                    Properties Generation  bution   Buildings   Other   butions   Total
                            Lm         Lm       Lm         Lm      Lm        Lm      Lm
Cost or valuation
At 1 April 1995           75.1      129.0  1,007.7       46.6   125.2   (202.9) 1,180.7
Additions                  1.8        1.1     84.5        6.6    23.6    (26.2)    91.4
Disposals                (28.8)        -      (3.7)      (1.4)   (5.2)     0.1    (39.0)
Reclassification           2.7       (1.7)      -        (2.3)    1.3       -        -
Revaluation adjustment    (6.6)        -        -          -       -        -      (6.6)

At 31 March 1996          44.2      128.4  1,088.5       49.5   144.9   (229.0) 1,226.5

Depreciation
At 1 April 1995             -         6.2    369.8       11.4    77.8    (43.6)   421.6
Disposals                   -          -      (3.7)      (0.3)   (4.1)     0.1     (8.0)
Reclassification            -        (0.2)      -          -      0.2       -        -
Charge for the year         -         6.3     27.1        0.9    12.6     (6.0)    40.9
At 31 March 1996            -        12.3    393.2       12.0    86.5    (49.5)   454.5

Net book amount
At 31 March 1996          44.2      116.1    695.3       37.5    58.4   (179.5)   772.0

At 31 March 1995          75.1      122.8    637.9       35.2    47.4   (159.3)   759.1

     Included in fixed assets at 31 March 1996 are assets in the course of construction amounting to L16.7m (31 March 1995 L14.7m) and land of L6.3m (31 March 1995 L5.6m) which are not depreciated. Capitalised net interest of L10.9m (31 March 1995 L10.9m) is included in fixed assets at 31 March 1996.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

10.  TANGIBLE FIXED ASSETS (continued)

          The net book amount of non-operational land and buildings
     comprises:
                                                         31 March    31 March
                                                             1996        1995
                                                               Lm          Lm
     Freehold                                               28.4        25.8
     Long leasehold                                          9.1         9.4

                                                            37.5        35.2

     Investment Properties are revalued annually by employees of the Group who are members of either the Royal Institution of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers. The basis of the valuation is open market value in existing use. The aggregate surplus or deficit is transferred to a revaluation reserve with the exception of any permanent diminution below historic cost which is taken to the profit and loss account. In compliance with the requirements of SSAP 19 no depreciation or amortisation is provided in respect of freehold and leashold investment properties. If the properties included at valuation had been included at historical cost this would have resulted in a decrease in value of L1.7m (31 March 1995 L10.9m).

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

11.  FIXED ASSET INVESTMENTS

     (a)  Fixed asset investments
                                                          31 March   31 March
                                                              1996       1995
                                                                Lm         Lm
     National Grid Group plc at valuation                    24.4       71.7
     Subsidiary undertakings                                   -          -
     Associated undertakings                                 14.0       29.9
     Other investments at cost                               65.8       31.3
     Own shares                                               0.1         -

                                                            104.3      132.9

     (b)  National Grid Group plc and other investments

                                                               NGG      Other
                                                                Lm         Lm

     At 1 April 1995                                         71.7       31.3
     Additions                                               15.8       11.3
     Reclassification from associated undertaking              -        23.2
     Revaluation                                            233.2         -
     Distribution to shareholders                          (289.1)        -
     Compensation to option holders                          (7.2)        -

     At 31 March 1996                                        24.4       65.8

     The Company's shareholding in National Grid Group plc at 31 March 1995 was at Directors' valuation, with the original cost of the shareholding being nil. During the year, the shareholding was revalued to its market value prior to the distribution in specie of approximately 90% to shareholders. The historic cost of the shares held as at 31 March 1996 was L1.3m. The shares are listed on the London Stock Exchange and the market value at 29 March 1996 was L22.5m.

     The Group's interest in Ionica L3 Ltd has been reclassified as an invesment following the reduction in its shareholding to below 20% (see note 11(c)).

     During the year, the Group invested a further L11.0m in the Armada Gas Field.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

11.  FIXED ASSET INVESTMENTS (continued)
     (c)  Associated undertakings
                                        Share of
                                     net assets         Loans         Total
                                              Lm            Lm            Lm
     At 1 April 1995                        3.2          35.9          39.1
     Additions at cost                       -            7.2           7.2
     Reclassification                      21.4         (21.4)           -
     Deemed sale proceeds                   6.3            -            6.3
     Loss for the year                     (6.0)           -           (6.0)
     Repaid                                  -           (9.2)         (9.2)
     Dividends received                    (0.2)           -           (0.2)
     Reclassification to other
       investments                        (23.2)           -          (23.2)

     At 31 March 1996                       1.5          12.5          14.0

     Provisions
     At 1 April 1995                         -           (9.2)         (9.2)
     Utilised in year                        -            1.2           1.2
     Reclassification as provisions
       for liabilities and charges           -            8.0           8.0

     At 31 March 1996                        -             -             -

     Net book value
     At 31 March 1996                       1.5          12.5          14.0

     At 31 March 1995                       3.2          26.7          29.9

     During the year the Group reduced its interest in Ionica L3 Ltd from 27.14% to 19.3%, as a consequence of not participating in the latest issue of equity finance, giving rise to a deemed disposal. The deemed sale proceeds, being the difference between the carrying amount of net assets of the associate attributable to the Group's interest before the reduction and after the reduction was L6.3m. This resulted in a gain on the deemed disposal of L4.8m, after attributing goodwill previously written off against reserves of L1.5m.

     On 7 May 1995 the business and certain assets of our retailing joint venture, Homepower Retail Ltd were sold. The brought forward provision against the investment in associated undertakings relates to the investment in Homepower Retail Ltd, part of which has now been reclassified as provisions for liabilities and charges (note 17).

     The aggregate net losses retained for associated undertakings were L36.8m (31 March 1995 L30.8m).

                                  YORKSHIRE ELECTRICITY GROUP PLC
NOTES TO THE ACCOUNTS
Year ended 31 March 1996

11.  FIXED ASSET INVESTMENTS (continued)
     (d)  Principal subsidiary and associated undertakings

     The principal subsidiary and associated undertakings
     incorporated and operating in the United Kingdom (unless
     otherwise indicated) at 31 March 1996 are shown below:
                                            Class of  % equity
                                           capital     held        Principal activities
     Principal subsidiary undertaking
     Scarcroft Insurance Ltd (Registered
       in Guernsey)                       Ordinary     100%                   Insurance

     Yorkshire Electric Power Ltd         Ordinary     100%             Holding company
                                                                for generation activities

     Regional Power Generators Ltd        Ordinary      75%*          Operation of CCGT
                                                                     generation station

     Yorkshire Energy Ltd                 Ordinary     100%*  Gas investment and supply

     Cyril Exelby Ltd                     Ordinary     100%   Electrical and mechanical
                                                                construction and design

     Scarcroft Leasing Ltd's (various)    Ordinary     100%                     Leasing

     Scarcroft Investments Ltd            Ordinary     100%             Holding company

     Scarcroft Holdings                   Ordinary     100%             Holding company

     YE Gas Ltd                           Ordinary     100%               Supply of gas

     Yorkshire Cogen Ltd                  Ordinary     100%* Construction and operation
                                                                 of CHP generating plants

     Principal associated undertaking

     Yorkshire Windpower Ltd              Ordinary      50%* Construction and operation
                                                               of windfarms

     Torch Communications Ltd             Ordinary      50%*             Development of
                                                             telecommunications services

     Shareholdings in the companies marked * are held by subsidiaries of Yorkshire
     Electricity Group plc.

12.  STOCKS

                                                        31 March     31 March
                                                           1996         1995
                                                             Lm           Lm
     Raw materials and consumables                          3.2          4.0
     Work in progress                                       1.1          1.3

                                                            4.3          5.3

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

13.  DEBTORS
                                                    31 March        31 March
                                                        1996            1995
                                                           Lm              Lm

     Amounts falling due within one year:

     Trade debtors                                     188.6           208.9
     Amounts owed by group undertakings                   -               -
     Amounts owed by associated undertakings             0.2             0.4
     Credit sale instalments not yet due                 0.1             0.8
     Other debtors                                      22.7             8.8
     Prepayments and accrued income                     11.0             3.2
     Dividends receivable                                0.7            10.0
     Purchase of electricity                             1.2              -
     Investment in finance leases                        1.3             4.2

                                                       225.8           236.3
     Amounts falling due after more than one year:

     ACT recoverable on proposed dividends              11.4             7.4
     Credit sale instalments not yet due                 0.1             0.1
     Investment in finance leases                       15.1            55.7

                                                       252.4           299.5

     Included in trade debtors are the following
       amounts for unbilled consumption                 99.3            88.7

     The cost of assets acquired for the purpose of leasing under finance leases was L3.1m (1995 - L21.8m). Rentals receivable were L9.4m (1995 - L13.6m).

14.  INVESTMENTS
                                                    31 March        31 March
                                                        1996            1995
                                                           Lm              Lm
     Money market investments                          287.4           178.0
     /TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

15.  CREDITORS
                                                    31 March        31 March
                                                        1996            1995
                                                           Lm              Lm
     Creditors (amounts falling due within one year):

     Bank loans and overdrafts                           7.6             3.2
     Loan stock 2007 (note 16)                           3.0             3.0
     Secured loans (note 16)                              -              4.8
     Unsecured loans (note 16)                           2.2              -
     Payments received in advance                       54.7            30.4
     Other trade creditors                              16.8            10.9
     Bills of exchange                                    -             44.0
     Amounts owed to group undertakings                    -               -
     Commercial paper                                   77.5            36.2
     Purchase of electricity                            74.9            60.4
     Corporation tax                                    56.8            84.3
     Taxation and social security                        5.3             9.2
     Other creditors                                    21.9            21.1
     Accruals and deferred income                       52.4            49.9
     Over recovery of regulated income                  13.0             4.7
     Proposed dividend                                  43.3            39.4
     Amounts owed to associated undertakings              -              1.2

                                                       429.4           402.7

     Creditors (amounts falling due after more than one year):

     10 year 8-5/8% Eurobond (note 16)                 148.6              -
     25 year 9-1/4% Eurobond (note 16)                 196.5           196.4
     Secured long term loans (note 16)                    -             92.5
     Unsecured long term loans (note 16)                78.6            15.6
     Amounts owed to group undertakings                   -               -

                                                       423.7           304.5
     /TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

16.  LOANS AND DEBENTURES

     Loans outstanding are repayable as follows:
                                      Unsecured loans and   Secured loans and
                                          loan stocks          loan stocks
                                       31 March 31 March    31 March 31 March
                                           1996     1995        1996     1995
                                             Lm       Lm          Lm       Lm
     Within one year, or on demand          5.2      3.0           -      4.8
     Between one and two years              4.6       -            -      5.1
     Between two and five years            28.7      9.8           -     14.9
     Over five years                      390.4    202.2           -     72.5

                                          428.9    215.0           -     97.3



                                                            31 March 31 March
                                                                1996     1995
                                                                  Lm       Lm
     Unsecured loans and loan stocks:

     10 year 8-5/8% Eurobond                                   148.6       -
     25 year 9-1/4% Eurobond                                   196.5    196.4
     7.52% credit facility due 1999-2002                        15.0       -
     6.55% credit facility due 1997-2000                        15.0     15.0
     0% unsecured loan due 2004                                  0.6      0.6
     Unsecured loan stock LIBOR minus 0.5% due 2007              3.0      3.0
     Fixed rate 8.05% due 2009                                  50.2       -

                                                               428.9    215.0

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

16.  LOANS AND DEBENTURES (continued)

     The unsecured loan stock 2007 may be redeemed at not less than six months notice in writing.

     In July 1995 the Group raised L150m by means of a 10 year 8-5/8% Eurobond Issue.
                                                            31 March 31 March
                                                                1996     1995
                                                                  Lm       Lm
     Secured loans and loan stocks:

     Floating rate (LIBOR plus 0.85% - 0.95%)                     -      43.3
     Fixed rate (8.05%)                                           -      52.4
     Subordinated convertible loan stock (15%) due 2014           -       1.6

                                                                  -      97.3

     The subordinated convertible loan stock was redeemed at par.

     As part of its risk management policy, the Group employs a range of financial instruments for current and future borrowing requirements and income streams. This includes agreements under which counterparties have undertaken to pay amounts to the Group equal to variable interest obligations in consideration of amounts payable by the Group equivalent to fixed rates of interest. The agreements have a notional value of L89.0m and are at fixed rates varying between 6.64% and 10.98%. The time remaining to maturity on the agreements varies between 2 and 9 years.

17.  PROVISIONS FOR LIABILITIES AND CHARGES

                                                     Pensions      Other
                                                           Lm         Lm
     Balance at 1 April 1995                             3.1        44.3
     Utilised/paid in the year                          (1.1)      (17.4)
     Provided in the year                                 -         10.4
     Reclassification from investments (note 11)          -          8.0

     Balance at 31 March 1996                            2.0        45.3
     /TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

17.  PROVISIONS FOR LIABILITIES AND CHARGES (continued)

     Other provisions comprise:
                                                            31 March 31 March
                                                                1996     1995
                                                                  Lm       Lm
     Rationalisation costs                                      17.2     31.9
     Third party claims                                          4.7      5.0
     Homepower related costs                                     8.0       -
     Other                                                      15.4      7.4

                                                                45.3     44.3

     Following the pension scheme valuation (note 22) the pensions provision is being released to the profit and loss account in accordance with SSAP 24.

     L8m of the provision against the investment in Homepower
     Retail Ltd has been reclassified from investments to provisions for liabilities and charges. This is due to the fact that costs will be incurred directly by the Company rather than by Homepower Retail Ltd.

18.  DEFERRED TAXATION

     No provision for deferred tax is required at 31 March 1996 (31 March 1995: nil). Total potential deferred tax liabilities computed at the current rate of corporation tax of 33% (1995 - 33%) are as follows:

                                                           31 March 31 March
                                                               1996     1995
                                                                 Lm       Lm
     Capital allowances in excess of depreciation             197.3    178.0
     Capital gains tax on revalued assets                       4.0       -
     Other timing differences                                  (7.6)   (14.0)

                                                              193.7    164.0

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

19.  CALLED UP SHARE CAPITAL

                                                           31 March 31 March
                                                               1996     1995
                                                                 Lm       Lm
     Authorised:
     220,000,000 ordinary shares of 68 2/11p each
     (1995 264,000,000 ordinary shares of 56 9/11p each)      150.0    150.0

     Allotted and fully paid:
     158,555,100 ordinary shares of 68 2/11p each
     (1995 183,898,175 ordinary shares of 56 9/11p each)      108.1    104.5


     609,111 shares of 56 9/11p and 302,202 shares of 68 2/11p were allotted through the year as a result of the exercise of options in special circumstances under the Savings-Related Share Option Scheme (note 19(b)). 426,662 shares of 56 9/11p and 40,396 shares of 68 2/11p were allotted through the year as a result of the exercise of options under the Executive Share Option Scheme (note 19(c)).

     In January 1996 the share capital was consolidated on the basis of five new 68 2/11p ordinary shares for every six existing 56 9/11p ordinary shares. 350,366 fractional shares of a nominal value of 11 4/11p, arising as a consequence of the consolidation were repurchased by the Company on 22 January 1996, at an aggregate cost of L420,439 (being 120p for each fractional share). The fractional shares represented 0.03% of the issued share capital of the Company existing immediately prior to the consolidation.

     Between 1 March 1996 and 31 March 1996, 4,159,273 shares of 68 2/11p were allotted as a result of the maturity of the 1990
     Sharesave Scheme.

     Employee share schemes

     Under arrangements put in place for employees the number of participants and the number of share options under each of the share schemes at 31 March 1996 were:

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

19.  CALLED UP SHARE CAPITAL (continued)

     (a)  The Yorkshire Electricity Profit Sharing Scheme

     Under the Free and Matching Offer at privatisation the shares were held in trust for two years (until December 1992) unless the employee ceased employment on account of injury, disability or redundancy or the employee reached state pensionable age. At this stage shares purchased under the matching offer were transferred to the shareholder. The free shares remained in trust for a further three years. On 11 December 1995 the shares were transferred to the shareholder.

     (b)  Savings-Related Share Option Scheme

     Participants                           240
     Shares subject to options to purchase  192,289
     Price per share                        L1.75
     Date of grant                          11 December 1990
     Period of option                         At the end of 5 years
     Options exercised in special
       circumstances*                       951,709

     * Special circumstances include leaving employment because of injury, disability or redundancy, or at contractual retirement age or state pensionable age.

     During the year a new grant of options under the Savings-Related Share Option Scheme was made as follows:

     Sharesave Scheme 1996

     Participants                           2,767
     Shares subject to options to purchase  1,534,193
     Price per share                        L5.48
     Date of grant                          16 February 1996
     Period of option                         At the end of 5 years

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

19.  CALLED UP SHARE CAPITAL (continued)

     (c)  Executive Share Option Scheme

          Options outstanding:

                                                  31 March 1996         31 March 1995
                     Price per  Period of        No. of   No. of        No. of  No. of
     Date granted        share     option  participants   shares  participants  shares
     23 January 1991     L2.87   3-10 yrs             -        -             1  16,771
     28 January 1992     L3.71   3-10 yrs             -        -             1  30,098
     21 December 1992    L4.78   3-10 yrs            27  563,633            49 977,652
     23 January 1995     L7.82   3-10 yrs             5   45,636             5  45,636
     26 January 1996     L6.85   3-10 yrs            18  116,066             -       -

     During the year:

     1 participant exercised options over 16,771 shares at an option price of L2.87 per share.
     1 participant exercised options over 30,098 shares at an option price of L3.71 per share.
     22 participants exercised options over 414,019 shares at an option price of L4.78 per share.

     (d)  Long Term Incentive Scheme

          Under the Long Term Incentive Scheme shares are held in trust until 1998 when the relevant number of shares will be transferred to the Executives. The operation of the Scheme is described in note 6. The costs of the trust are charged to the profit and loss account. The number of shares held in trust at 31 March 1996 was 23,951 at an aggregate market value of L194,722. The dividends on these shares were received by the trust.

     (e)  The YEG (NGG) Trust

          The purpose and operation of the trust are explained in
          note 4(f).

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

20.  RESERVES
     (a)  Reconciliation of movement in equity shareholders' funds
                                                          31 March  31 March
                                                              1996      1995
                                                                Lm        Lm
     Profit for the financial year                           128.5     160.9
     Dividends                                              (535.6)   (244.0)

     Retained deficit for the financial year                (407.1)    (83.1)
     Other recognised gains and losses for the year          287.5       8.1
     Shares issued                                            10.9       2.9
     Purchase of own shares                                   (0.3)     (0.4)
     Goodwill                                                  4.1       1.8

     Net decrease in shareholders' funds for the year       (104.9)    (70.7)
     Equity shareholders' funds at 1 April                   625.9     696.6

     Equity shareholders' funds at 31 March                  521.0     625.9

     (b)  Reserves
                                           Investment
                                Share     property                  Capital Profit and
                              premium  revaluation  Revaluation  redemption       loss
                              account      reserve      reserve     reserve    account   Total
                                   Lm           Lm           Lm          Lm         Lm      Lm

     Balance at 1 April 1995      3.4         10.9         71.7          -       435.4   521.4
     Movement/(deficit) for
       the financial year         7.3         (6.6)           -          -      (407.1) (406.4)
     Revaluation of NGG            -            -         233.2          -          -    233.2
     Revaluation of PSB            -            -          56.1          -          -     56.1
     Realisation of NGG
       revaluation                 -            -        (281.8)         -       281.8      -
     Realisation of PSB
       revaluation                 -            -         (56.1)         -        56.1      -
     Amortisation of bond
       finance costs             (0.2)          -            -           -         0.2      -
     Investment property
       disposal                    -          (2.6)          -           -         2.6      -
     Release of associate
       goodwill                    -            -            -           -         1.5     1.5
     Release of
       subsidiary goodwill         -            -            -           -         2.6     2.6
     Gain on deemed
       disposal                    -            -            -           -         4.8     4.8
     Purchase of own shares        -            -            -          0.1       (0.4)   (0.3)

     Balance at 31 March 1996    10.5          1.7         23.1         0.1      377.5   412.9

     The profit for the financial year dealt with in the accounts of the Company was L135.1m (1995 - L154.8m; 1994 - L88.3m).
     As allowed by section 230(1) of the Companies Act 1985, the Company has not presented its own profit and loss account. The Company's profit and loss account was approved by the Board on 13 June 1996. The cumulative goodwill set off to reserves is L3.9m (1995 - L8.0m; 1994 L9.8m).

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

21.  CASH FLOW STATEMENT

     (a)  Reconciliation of operating profit to net cash inflow from operating activities
                                                      1996     1995     1994
                                                        Lm       Lm       Lm
     Operating profit                                118.2    227.7    159.3
     Depreciation                                     40.9     39.5     32.9
     Investment property write downs                    -       3.5       -
     Profit on sale of tangible assets                (2.4)    (1.8)    (0.3)
     Release on subsidiary goodwill                    2.6       -        -
     Compensation of option holders                    7.2       -        -
     (Decrease)/increase in provisions                (9.5)    (7.4)    25.2
     Decrease/(increase) in debtors                    9.7    (47.0)    (2.8)
     Increase/(decrease) in creditors                 58.4     (0.4)    57.4
     Decrease in stocks                                0.7      0.3      6.5

     Net cash inflow from operating activities       225.8    214.4    278.2

     (b)  Analysis of changes in cash and cash equivalents during the year

                                                      1996     1995     1994
                                                        Lm       Lm       Lm

     Balance at 1 April                              104.8     71.5    190.4
     Net cash inflow/(outflow)                       139.1     33.3   (118.9)

     Balance at 31 March                             243.9    104.8     71.5

     (c)  Analysis of cash and cash equivalents as shown in the balance sheet
                                                Increase/(decrease) in year
                                 1996    1995     1996       1995       1994
                                   Lm      Lm       Lm         Lm         Lm

     Cash at bank and in hand     1.1     7.5     (6.4)     (12.0)     (14.1)
     Money market investments   250.4   144.5    105.9       44.8      (88.4)
     Bank loans and overdrafts   (7.6)   (3.2)    (4.4)       6.5       (3.4)
     Bills of exchange             -    (44.0)    44.0       (6.0)     (13.0)

                                243.9   104.8    139.1       33.3     (118.9)

     In accordance with FRS 1 investments and borrowings maturing over three months after their inception are excluded from cash and cash equivalents.
     The amounts excluded are:
                                                      1996     1995     1994
                                                        Lm       Lm       Lm

     Money market investments                         37.0     33.5     83.2
     /TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

21.  CASH FLOW STATEMENT (continued)

     (d)  Analysis of changes in financing during the year
                                                           1996
                                                                     Secured
                                                                         and
                                         Commercial       Share    unsecured
                                              Paper     capital        loans
                                                 Lm          Lm           Lm
     Balance at 1 April 1995                   36.2       107.9        312.3
     Cash flows from financing                 41.3        10.9        116.6
     Amortisation of bond finance costs          -         (0.2)          -

     Balance at 31 March 1996                  77.5       118.6        428.9

                                                           1995
                                                                     Secured
                                                                         and
                                         Commercial       Share    unsecured
                                              Paper     capital        loans
                                                 Lm          Lm           Lm

     Balance at 1 April 1994                   45.0       105.0        132.4
     Cash flows from financing                 (8.8)        2.9        179.9

     Balance at 31 March 1995                  36.2       107.9        312.3

                                                           1994
                                                                     Secured
                                                                         and
                           Bills of Government Commercial    Share unsecured
                           exchange  debenture      Paper  capital     loans
                                 Lm        Lm          Lm       Lm        Lm
     Balance at 1 April 1993    5.0     126.0        52.3    103.7     107.4
     Cash flows from financing (5.0)   (126.0)       (7.3)     1.3      25.0

     Balance at 31 March 1994   0.0       0.0        45.0    105.0     132.4

     In addition to the above, L0.4m(1995 - L0.4m; 1994 - nil) has been set off against profit and loss reserves in connection with the purchase of own shares.

                                  YORKSHIRE ELECTRICITY GROUP PLC
NOTES TO THE ACCOUNTS
Year ended 31 March 1996
21.  CASH FLOW STATEMENT (continued)
     (e)  Analysis of net inflow of cash and cash equivalents in respect of the disposal of subsidiary undertakings
                                                                        1996
                                                                          Lm
     Cash consideration                                                 32.5
     Cash balances of subsidiary undertakings                             -
     Net inflow of cash and cash equivalents in respect of the
       disposal of subsidiaries                                         32.5

22.  PENSION COMMITMENTS
     Most of the Group's employees are members of the Electricity Supply Pension Scheme which provides pension and other related benefits based on final pensionable pay to employees throughout the Electricity Supply Industry. The assets of the Scheme are held in a separate trustee administered fund. The pension cost to the Group for the year was L6.7m (1995 - L11.2m; 1994 - L14.9m).

     The latest actuarial valuation of the Group's section of the Scheme was carried out as at 31 March 1995. The projected unit method was used for the valuation, the principal actuarial assumptions adopted being an investment return of 9% per annum, salary increases (exclusive of merit awards) of 6.5% per annum, price inflation of 5% per annum and equity dividend growth of 4.5% per annum.

     At the date of the latest actuarial valuation the market value of the Group's section of the Scheme was L576.4m and the actuarial value of the assets was sufficient to cover 106.4% of the benefits that had accrued to members. The resultant past service surplus of L33.8m is being utilised partly to pay benefits to members from 1 April 1996, with the remaining balance (net of the capital cost of ex gratia and supplementary pensions) being released to the profit and loss account over the expected remaining working lives of members. Contributions payable by the Group to the Scheme during the year were L7.8m (1995 - L11.6m; 1994 - L15.4m). The balance outstanding to the Scheme at 31 March 1996 was L0.1m (31 March
     1995 L0.0m).

     The next actuarial valuation is due as at 31 March 1998.

     From 1 April 1995 new employees are only eligible to join the Yorkshire Electricity Pension Plan, which is a defined contribution scheme. The contributions payable by the Group to the Scheme during the year were L0.0m (1995 - L0.0m).

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

23.  LEASE OBLIGATION

     The Group has the following annual commitments under operating leases for equipment and vehicles which expire:
                                                       31 March      31 March
                                                           1996          1995
                                                             Lm            Lm
     Within one year                                        2.2           1.1
     In the second to fifth year inclusive                  1.4           3.8

                                                            3.6           4.9

     Operating lease rentals charged to the profit and loss account were:


                                             1996          1995          1994
                                               Lm            Lm            Lm
     Land and buildings                       0.4           0.4           0.4
     Plant and machinery                      5.0           7.2           7.8

                                              5.4           7.6           8.2
24.  COMMITMENTS

     (a)  Capital commitments
                                                       31 March      31 March
                                                           1996          1995
                                                             Lm            Lm
     Contracted                                            30.0          29.6

     (b)  Other commitments
          The Group has long term contracts in both its gas and generation businesses for the supply of gas. These contracts are for a total of 1,241m therms and for periods of up to 12 years. The Company has a contract with its subsidiary, Regional Power Generators Ltd relating to the purchase of electricity which expires in 2008.

25.  POST BALANCE SHEET EVENTS

     Yorkshire Electricity sold its 50% shareholding in Torch
     Telecom, a joint venture with Kingston Communications of Hull, on 9 October 1996. This resulted in a profit to the Group of L14.5m.

     After the year end the Company completed the sale of most of its investment properties for L27.7m.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26.  SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA

     The financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from those generally accepted accounting principles in the United States of America ("US GAAP"). The differences that are material to Yorkshire Electricity relate to the following items and the necessary adjustments are shown in the tables that follow:

     Accounting for the National Grid transactions

     (a) In October 1995, the shareholders of the National Grid Group, consisting of the 12 Regional electrical companies
          (RECs) and Her Majesty's Government (owning one special share) agreed to seek a listing for the NGG shares on the London Stock Exchange. As part of the agreement among the shareholders of NGG, each REC agreed to provide a one-off discount to each of their respective domestic customers (see note 4) and, in order to compensate the RECs for the cost of the discount and other costs associated with the listing, NGG paid a special dividend shortly before the listing.

          Under UK GAAP, the discount was reported as a deduction of turnover and the special dividend was included in dividends from fixed asset investments. Under US GAAP, the discount and dividend would have been recorded on a net basis in the income statement.

     (b) On 17 November 1995, a specie dividend of NGG's holding in PSB was made. The company recorded the receipt of the PSB shares through the dividend at no value. Following this the Group's investment was revalued to the estimated market value through the revaluation reserve. Subsequently on 21 December 1995 the investment was realised and the revaluation surplus was transferred in reserves to the profit and loss account.

          Under US GAAP the fair value of the interest in PSB would be recorded as dividend income in the income statement.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26.  SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA (continued)

     (c) In December 1995 the Group made a distribution in specie to its shareholders of approximately 90% of its interest in NGG's issued ordinary share capital. The amount of revaluation surplus which was realised upon distribution of the shares was transferred through reserves to the profit and loss account.

          Under US GAAP the realised gain upon distribution of the shares would be reported in the income statement.

     (d) In order not to disadvantage holders of options in Yorkshire Electricity shares the amount of NGG shares each option holder would have been entitled to receive had the shares under option been issued were put in trust to distribute to the option holders upon exercise of the option. The Group recorded an expense for the value of these NGG shares.

          Under US GAAP this would be an equity transaction and would not be reflected on the income statement.

     Deferred Taxation

     Under UK GAAP, deferred taxation is provided at the rates at which the taxation is expected to become payable. No provision is made for amounts which are not expected to become payable in the foreseeable future. Under US GAAP, deferred taxation is provided on all temporary differences under the liability method at rates at which the taxation would be payable in the relevant future years.

     Dividends from fixed asset investments

     Under UK GAAP, dividends from the National Grid Group and other fixed asset investments have been recorded in the profit for the year to which they pertain. Under US GAAP, dividends are recorded in the financial statements of the year in which they are declared.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26.  SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA (continued)

     Dividends payable

     Under UK GAAP, dividends are recorded in the financial statements for the year to which they pertain. Under US GAAP, dividends are recorded in the financial statements in the period in which they are declared.

     Stock-based compensation expense

     Under UK GAAP, on the granting of share options, no amounts are normally attributed to employee remuneration. Under US GAAP, upon the granting of share options to employees, the employer recognises as employee compensation the difference between the market value of the shares and the amount the employees are required to pay.

     Pension Costs

     Under both UK GAAP and US GAAP pension costs are provided so as to provide for future pension liabilities. However, there are differences in the prescribed methods of valuation which give rise to GAAP adjustments to the pension cost and the pension prepayment.

     Investment properties

     Under UK GAAP, investment properties are revalued annually in the balance sheet to open market value and are not depreciated. Under US GAAP investment properties are recorded at cost and their cost less residual value is depreciated over their estimated useful lives in a systematic and rational manner.

     Goodwill

     Under UK GAAP, it is acceptable to eliminate purchased goodwill directly against reserves. Under US GAAP goodwill is recorded as an asset and amortised to earnings over its estimate life.

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26.  SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA (continued)

     Statement of Cash Flows

     The group's statement of cash flows is prepared in accordance with UK Financial Reporting Standard 1 (FRS 1), the objectives and principles of which are similar to those set out in US
     GAAP under Statement of Financial Accounting Standards No. 95,
     "Statement of Cash Flows" (SFAS 95). The significant differences between FRS 1 and SFAS 95 relate to classification. Under FRS1, a reconciliation of profit from operations to flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities. Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.
     UK GAAP requires cash and cash equivalents to be presented net of overdrafts, SFAS 95 treats overdrafts within financing activities.

     The approximate effect of the differences between UK GAAP and US GAAP on profit for the financial year, equity shareholders' funds and total assets are as follows:

                                                    1996      1995      1994
                                                      Lm        Lm        Lm
     Profit for the financial year under UK GAAP   128.5     160.9     106.9
     Items increasing / (decreasing) profit:
       Realised gain on NGG shares                 215.8        -         -
       Dividend from NGG of PSB shares              56.1        -         -
       NGG share expense related to option holders   8.7        -         -
       Deferred taxation                           (23.1)    (23.2)     (9.0)
       Dividends from fixed asset investments       11.6      (0.6)     (1.6)
       Tax credits on dividends receivable          (2.3)      0.1       0.1
       Stock-based compensation                     (0.6)     (1.5)     (1.4)
       Pension costs                                (2.8)      6.4      (1.0)
       Investment properties                         1.6      (0.5)     (0.3)
       Goodwill                                     (0.1)     (0.2)     (0.3)

     Net income under US GAAP                      393.4     141.4      93.4

                                  YORKSHIRE ELECTRICITY GROUP PLC

NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26.  SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)
                                                              1996      1995
                                                                Lm        Lm
     Equity shareholders' funds under UK GAAP                521.0     625.9
     Items increasing / (decreasing) shareholders' equity:
       Deferred taxation                                    (164.3)   (137.4)
       Dividends from fixed asset investments                 (0.7)    (10.0)
       Dividends payable                                      43.3      39.4
       Pension costs                                           6.5       9.3
       Investment properties                                  (3.5)    (11.7)
       Provision for stock based compensation                 (1.6)     (5.4)
       Goodwill                                                 -        7.3
       Other                                                  (1.8)       -

     Stockholders' equity under US GAAP                      398.9     517.4



                                                              1996      1995
                                                                Lm        Lm

     Total assets under UK GAAP                            1,421.5   1,382.3
     Items increasing / (decreasing) total assets:
       ACT Recoverable                                       (11.4)     (7.4)
       Dividends from fixed asset investments                 (0.7)    (10.0)
       Pension costs                                           4.6       6.3
       Investment properties                                  (3.5)    (11.7)
       Goodwill                                                 -        7.3
       Other                                                  (1.8)       -

     Total assets under US GAAP                            1,408.7   1,366.8

                                  YORKSHIRE ELECTRICITY GROUP PLC

SUMMARISED GROUP PROFIT AND LOSS ACCOUNT
Six months ended 30 September 1996

                                              (Unaudited)            (Audited)
                                            6 months ended     12 months ended
                                          30 Sept    30 Sept          31 March
                                            1996       1995               1996
                                                                (Excluding NGG
                                                            Exceptional Items)
                                              Lm         Lm                Lm
Turnover - continuing operations           608.3      620.1           1,426.0

Operating profit - continuing operations    94.8      112.0             216.4

Share of (losses)/profits of associated
  undertakings                              (1.7)       1.6              (3.5)
Income from investments                      0.6        8.0               8.9
Loss on disposal of subsidiary
  undertakings                                -          -               (2.5)

Profit on ordinary activities
  before interest                           93.7      121.6             219.3
Net interest payable                       (12.9)     (11.0)            (20.1)

Profit on ordinary activities
  before taxation                           80.8      110.6             199.2

Taxation                                    17.8       27.3              52.1

Profit on ordinary activities
  after taxation                            63.0       83.3             147.1
Equity minority interests                    0.6        0.4               1.2

Profit for the period                       62.4       82.9             145.9
Ordinary dividend on equity shares          25.1       18.2              61.6
Special dividend on equity shares             -          -              184.9

Retained profit/(deficit) for the period    37.3       64.7            (100.6)

Earnings per ordinary share                 39.3p      45.0p             81.7p

Ordinary dividend per ordinary share       15.80p     11.88p            39.18p

                                  YORKSHIRE ELECTRICITY GROUP PLC

GROUP BALANCE SHEET
Six months ended 30 September 1996
                                           30 Sept      30 Sept      31 March
                                              1996         1995          1996
                                                Lm           Lm            Lm
FIXED ASSETS
Tangible assets                              768.4        776.5         772.0
Investments                                  105.4        140.8         104.3

                                             873.8        917.3         876.3

CURRENT ASSETS
Stocks                                         5.0          4.4           4.3
Debtors                                      210.2        255.9         252.4
Investments                                  364.2        429.1         287.4
Cash at bank and in hand                      33.1          6.8           1.1

                                             612.5        696.2         545.2

CREDITORS: amounts falling due
  within one year                           (463.3)      (427.6)       (429.4)

NET CURRENT ASSETS                           149.2        268.6         115.8

TOTAL ASSETS LESS CURRENT LIABILITIES      1,023.0      1,185.9         992.1

CREDITORS: amounts falling due
  after more than one year                  (422.4)      (450.2)       (423.7)
Provisions for liabilities and charges       (41.4)       (41.9)        (47.3)

NET ASSETS                                   559.2        693.8         521.1

CAPITAL AND RESERVES
Called up share capital                      108.5        104.7         108.1
Share premium account                         12.2          4.1          10.5
Investment property revaluation reserve        1.7         10.9           1.7
Revaluation reserve                           18.1         71.7          23.1
Capital redemption reserve                     0.1           -            0.1
Profit and loss account                      417.9        500.2         377.5

EQUITY SHAREHOLDERS' FUNDS                   558.5        691.6         521.0
Equity minority interests                      0.7          2.2           0.1

                                             559.2        693.8         521.1
/TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC

SUMMARISED GROUP CASH FLOW STATEMENT
Six months ended 30 September 1996

                                                                    12 months
                                                6 months ended          ended
                                             30 Sept      30 Sept    31 March
                                                1996         1995        1996
                                                        (Restated)  (Restated)
                                                  Lm           Lm          Lm
Cash flow from operating activities            110.6        175.4       228.1
Returns on investments and servicing of
  finance                                         -          (1.1)       94.1
Taxation                                         7.3        (19.4)      (97.6)
Capital expenditure and financial investment   (14.1)       (49.1)      (38.1)
Acquisitions and disposals                        -            -         32.5
Equity dividends paid                             -            -       (242.5)

Cash flow before use of liquid resources
  and financing                                103.8        105.8       (23.5)

Management of liquid resources                 (79.1)      (301.9)     (153.6)
Financing                                        6.9        188.8       168.4

Increase/(decrease) in cash                     31.6         (7.3)       (8.7)

                                  YORKSHIRE ELECTRICITY GROUP PLC

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
Six months ended 30 September 1996



                                                                    12 months
                                              6 months ended            ended
                                             30 Sept   30 Sept       31 March
                                                1996      1995           1996
                                                  Lm        Lm             Lm
Profit for the period                           62.4      82.9          128.5
Unrealised deficit on revaluation of
  investment properties                           -         -            (6.6)
Gain on deemed disposal of part holding in
  associated undertaking                          -         -             4.8
(Deficit)/surplus on revaluation of investment
  in NGG                                        (4.1)       -           233.2
Surplus on revaluation of investment in PSB      3.0        -            56.1

Total recognised gains and losses
  for the period                                61.3      82.9          416.0

                                  YORKSHIRE ELECTRICITY GROUP PLC
NOTES
Six months ended 30 September 1996

1.   BASIS OF PREPARATION

     The interim results to 30 September 1996 and 30 September 1995 are unaudited. The interim financial statements, which were approved by the Directors on 10 December 1996, were prepared on the historical cost basis (as modified by the revaluation of certain fixed assets) consistent with the accounting policies adopted for the year ended 31 March 1996 as set out in the Company's Annual Report and Accounts.

     The financial information contained in this interim statement does not constitute statutory accounts within the meaning of
     Section 240 of the Companies Act 1985. The results for the year ended 31 March 1996 are abridged from the full accounts for that year, which contain an unqualified auditor's report and have been delivered to the Registrar of Companies. To facilitate comparison, the results for the year ended 31 March 1996 are presented before NGG exceptional items, which arose in the second half of 1995/96. The summarised Cash Flow Statement has been prepared in accordance with FRS1 (Revised). Comparative figures for September 1995 and March 1996 have been restated on the same basis.

2.   DIVIDEND

     An interim dividend of 15.80p (net) per ordinary share will be paid on 25 March 1997. The shares will be marked ex-dividend on 27 January 1997 and the record date will be 4 February
     1997.

3.   TAXATION

     The taxation charge is derived by applying the forecast effective rate for the year.

4.   EARNINGS PER SHARE

     Earnings per share are based on earnings for the period of L62.4m (1995: L82.9m) and calculated on 158.9m shares being the weighted average number in issue during the interim period to 30 September 1996 (1995: 184.1m). A consolidation of shares took place in January 1996 and the earnings per share figure for 1995 would have been 54.0p (153.4m shares) if it had been calculated on the basis that the consolidation had occurred at the commencement of the period.

                                  YORKSHIRE ELECTRICITY GROUP PLC
NOTES
Six months ended 30 September 1996

5.   ANALYSIS OF TURNOVER AND OPERATING PROFIT BY BUSINESS
ACTIVITY:
                                         Turnover         Operating profit
                                       Sept    Sept      Sept          Sept
                                       1996    1995      1996          1995
                                        Lm      Lm        Lm            Lm
     Distribution                    142.8   155.8      60.1          77.0
     Supply                          545.1   566.6      24.1          21.1
     Other businesses                 99.4    78.7      10.6          13.9
     Inter activity sales           (179.0) (181.0)       -             -

     Total                           608.3   620.1      94.8         112.0

     Share of associated undertakings                   (1.7)          1.6
     Income from investments                             0.6           8.0

     Profit before interest and tax                     93.7         121.6

6.   SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA

     The financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from those generally accepted accounting principles in the United States of America ("US GAAP"). The differences that are material to Yorkshire Electricity

                                  YORKSHIRE ELECTRICITY GROUP PLC
NOTES
Six months ended 30 September 1996

6.   SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA (continued)

     relate to the following items and the necessary adjustments are shown in the tables that follow:
                                                   6 months to     12 months
                                               30 Sept     30 Sept  31 March
                                                  1996        1995      1996
                                                    Lm          Lm        Lm
     Profit for the financial year under
       UK GAAP                                    62.4        82.9     128.5
     Items increasing/(decreasing) profit:
     Realised gain on NGG shares                   0.5          -      215.8
     Dividend from NGG of PSB shares               3.0          -       56.1
     NGG share expense related to option holders    -           -        8.7
     Deferred taxation                           (10.6)      (10.9)    (23.1)
     Dividends from fixed asset investments        0.9        12.5      11.6
     Tax credits on dividends receivable          (0.2)       (2.5)     (2.3)
     Investment properties                         0.9        (0.7)      1.6
     Goodwill                                       -         (0.1)     (0.1)
     Stock-based compensation                     (0.3)         -       (0.6)
     Pension costs                                 0.2        (1.5)     (2.8)

     Net income under US GAAP                     56.8        79.7     393.4

                                                   6 months to     12 months
                                               30 Sept     30 Sept  31 March
                                                  1996        1995      1996
                                                    Lm          Lm        Lm
     Equity shareholders' funds under
       UK GAAP                                   558.5       691.6     521.0
     Items increasing/(decreasing)
       shareholders' equity:
     Deferred taxation                          (173.5)     (148.3)   (164.3)
     Dividends from fixed asset investments         -           -       (0.7)
     Dividends payable                              -           -       43.3
     Investment properties                        (2.6)      (12.4)     (3.5)
     Goodwill                                       -          7.2        -
     Provision for stock-based compensation       (0.9)       (5.2)     (1.6)
     Pension costs                                 6.7         7.8       6.5
     Other                                        (1.8)         -       (1.8)
     Stockholders' equity under US GAAP          386.4       540.7     398.9
     /TABLE

                                  YORKSHIRE ELECTRICITY GROUP PLC
NOTES
Six months ended 30 September 1996

6.   SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF
     AMERICA (continued)



                                                   6 months to     12 months
                                               30 Sept     30 Sept  31 March
                                                  1996        1995      1996
                                                    Lm          Lm        Lm
     Total assets under UK GAAP                1,486.3     1,613.5   1,421.5
     Items increasing/(decreasing) total
       assets:
     Dividends from fixed asset investments         -           -       (0.7)
     ACT recoverable                                -           -      (11.4)
     Investment properties                        (2.6)      (12.4)     (3.5)
     Goodwill                                       -          7.2        -
     Pension costs                                 6.7         5.4       4.6
     Other                                        (1.8)         -       (1.8)

     Total assets under US GAAP                1,488.6     1,613.7   1,408.7